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                                                                      EXHIBIT 23



CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the following: (i) Registration Statement No. 2-92404 on Form S-8, filed July 26, 1984; (ii) Registration Statement No. 2-96593 on Form S-8, filed March 22, 1985; (iii) Registration Statement No. 33-38790 on Form S-8 filed February 1, 1991; (iv) Registration Statement No. 33-41007 on Form S-8 filed June 7, 1991; (v) Registration Statement No. 33-61183 on Form S-8 filed July 20, 1995; (vi) Registration Statement No. 33-06315 on Form S-8 filed June 19, 1996; and (vii) Registration Statement No. 33-43113 on Form S-8 filed December 23, 1997, (viii) Registration Statement No. 333-78037 on Form S-8 filed May 7, 1999; (ix) Registration Statement No. 333-81173 on Form S-8 filed June 21, 1999, and (x) Registration Statement No. 333-91865 on Form S-8 filed December 1, 1999, of GATX Corporation, of our report dated January 25, 2000 with respect to the consolidated financial statements and schedules of GATX Corporation included and/or incorporated by reference in the Annual Report on Form 10-K for the year ended
December 31, 1999.


                                ERNST & YOUNG LLP


March 15, 2000
Chicago, Illinois